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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:

     We consent to the incorporation by reference in registration statement Nos. 33-82804, 33-78560, 33-76206, 33-92144, 333-04410, 333-22663, 333-42069,
333-45181, 333-50947, 333-60783, 333-68011, 333-68883, 333-77127, 333-77597,
333-84279, 333-84517 and 333-90643 on Form S-8 and S-3 of Synopsys, Inc. of our
reports dated October 23, 1999, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1999, and the related consolidated financial statement schedule, which reports appear in this Annual Report on Form 10-K of Synopsys, Inc.

                                          KPMG LLP

Mountain View, California
December 17, 1999